UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2013

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35-1542018

(I.R.S. Employer

Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 1, 2013, the Compensation Committee of our Board of Directors (the “ Board”) adopted a new bonus plan for the fiscal year ending February 28, 2014. Under the plan, bonuses paid to our executive officers will be based entirely on the attainment of specified EBITDA goals. At the end of each fiscal quarter, the Committee will determine the extent to which pre-established quarterly radio EBITDA, publishing EBITDA and total Company EBITDA performance goals were achieved. The Committee will award a quarterly bonus to each participant based upon the extent to which the quarterly performance goal was achieved, with no quarterly bonus to be paid under the plan if less than 95% of the quarterly performance goal was achieved. The quarterly bonus, if any, will be up to 20% of the participant’s annual target bonus amount. At the end of the fiscal year, the Committee will determine the extent to which the pre-established annual radio EBITDA, publishing EBITDA and total Company EBITDA performance goals were achieved and will award an annual bonus to each participant based upon the extent to which the annual performance goal was achieved, with no annual bonus to be paid under the plan if less than 95% of the annual performance goal was achieved. The annual bonus, if any, will be up to the participant’s annual target bonus amount less quarterly bonuses received during the year. Emmis Communications Corporation (the “Company”) will also establish an excess bonus pool of 10% of the amount by which total Company EBITDA for the year exceeds the total Company EBITDA goal for the year. Each participant in the plan who achieves their specified annual EBITDA goal will participate in the excess bonus pool in proportion to their annual target bonus amount. Quarterly bonuses, if any, will be paid following the filing of the Company’s quarterly report on Form 10-Q for the applicable quarter, and annual bonuses, if any, will be paid following the filing of the Company’s annual report on Form 10-K. Bonuses are expected to be paid in cash, but may be paid in shares of the Company’s Class A Common Stock if the Committee determines to do so. The plan is generally designed to comply with Internal Revenue Code Section 162(m) to maximize the tax deductibility of any bonuses paid under the plan. As such, the plan is administered under the Company’s 2012 Equity Compensation Plan.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2013, the Board of the Company adopted an amendment to the Company’s Second Amended and Restated Code of By-Laws (the “By-Laws”), effective immediately. The amendment added a new Section 3.16 of the By-Laws to provide for the use of electronic signatures in connection with Board actions by written consent. This description of the amendment to the By-Laws is a summary and is qualified in its entirety by the text of the amendment to the By-Laws, filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01.  Other Events

On May 2, 2013, the Board of the Company approved a repurchase program for the Company’s 6.25% Series A Non-Cumulative Convertible Preferred Stock (the “Preferred Stock”) under which the Company may repurchase up to $500,000 in aggregate purchase price of its Preferred Stock commencing May 9, 2013. The Company may repurchase its Preferred Stock from time to time in amounts and at prices the management of the Company deems appropriate, based on its evaluation of market conditions and other considerations. The Company’s repurchase may be executed using a combination of open market purchases, privately negotiated agreements, written repurchase plans or other transactions. The repurchases will be funded from cash on hand or available borrowings. The Preferred Stock repurchase program may be modified, extended, suspended or discontinued at any time without prior notice.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.2	Second Amended and Restated Code of By-Laws of the Company, as amended

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: May 3, 2013	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary

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